Exhibit 10.32

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to the Amended and Restated Loan and Security Agreement referred to below (this “Amendment”), dated as of October 9, 2009, is among TELX – NEW YORK 111 8TH, LLC, a Delaware limited liability company, TELX – NEW YORK, LLC, a Delaware limited liability company, TELX – NEW YORK MANAGEMENT, LLC, a Delaware limited liability company, and TELX – NEW YORK HOLDINGS, LLC, a Delaware limited liability company (each, a “Borrower,” and collectively, the “Borrowers”), the Obligors party to the Amended and Restated Loan Agreement, the financial institutions party to the Amended and Restated Loan Agreement from time to time as lenders (collectively, “Existing Lenders”), CIT LENDING SERVICES CORPORATION, as agent for the Lenders (“Agent”), SUNTRUST BANK, as documentation agent, and ROYAL BANK OF CANADA as syndication agent (“Syndication Agent”, together with the Borrowers, the Lenders, the Agent and the Documentation Agent, the “Parties”).

WHEREAS, the Borrowers, the Agent, the Syndication Agent and the Existing Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2009, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of June 11, 2009 and as amended by the Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 1,2009 (as so amended, and as the same may be hereafter further amended, modified, supplemented or restated from time to time, the “Amended and Restated Loan Agreement”), pursuant to which the Existing Lenders have agreed to make credit extensions and other financial accommodations to the Borrowers;

WHEREAS, CIT Lending Services Corporation assigned its interest in and to its rights and obligations under the Loan Documents, with respect its portions of the Term Loan Commitment and to the outstanding Obligations owed to it, to CIT Middle Market Funding Company, LLC pursuant to an Assignment and Acceptance Agreement dated as of May 4,2009;

WHEREAS, SUNTRUST BANK, a Georgia banking corporation, will become a Lender under the Amended and Restated Loan Agreement (in such capacity, collectively with the Existing Lenders, the “Lenders”) and the documentation agent under the Amended and Restated Loan Agreement;

WHEREAS, pursuant to Section 2.3 of the Amended and Restated Loan and Security, the Borrowers have requested an increase of the Term Loan;

WHEREAS, despite the provision in Section 2.3 of the Amended and Restated Loan and Security that increases of the Term Loan shall be in an aggregate total amount not to exceed $5,000,000, the Borrowers have requested, and the Lenders have agreed to provide, an increase of the Term Loan in an aggregate total amount of $10,000,000;

WHEREAS, the Parties have agreed to amend the Amended and Restated Loan and Security Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual promises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Definitions. (a) Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings given to them in the Amended and Restated Loan Agreement. The rules of interpretation set forth in Sections 1.4 and 1.5 of the Amended and Restated Loan Agreement shall apply to this Amendment.

(b)	The definition of “Increased Term Loan Effective Date” set forth in Section 1.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Increased Term Loan Effective Date” means October 9, 2009.”

(c)	The definition of "Note" set forth in Section 1.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Note” means each Revolving Note, Original Term Loan Note, Term Loan Note, Increased Term Loan Note or other promissory note executed by the Borrowers, to evidence any Obligations.”

(d)	The definition of “Upstream Payment” set forth in Section 1.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Upstream Payment” means a Distribution (i) by either Telx New York or III 8th to Parent, (ii) from Parent to Holdings or (iii) from Holdings to Telx; provided that with respect to (ii) and (iii), only the following shall be considered to be “Upstream Payments”: (a) Distributions to pay any federal or state Taxes solely applicable to any Obligor, (b) Distributions made (i) on the Original Closing Date in the amount of $25,715,173.50 by Parent to Holdings and then by Holdings to Telx, (ii) on the Funding Date in the amount of $15,000,000.00 (less the fees, costs and expenses required to be paid by the Borrowers to the Agent and the Lenders on the Funding Date in accordance with the Loan Documents) by Parent to Holdings and then by Holdings to Telx, and (iii) on the Increased Term Loan Effective Date in the amount of up to $10,000,000.00 (less the fees, costs and expenses required to be paid by the Borrowers to the Agent and the Lenders on the Increased Term Loan Effective Date in accordance with the Loan Documents) by Parent to Holdings and then by Holdings to Telx, (c) Distributions to the extent required to pay any amounts due pursuant to the Corporate Services Agreements, and (d) Distributions solely to the extent used by Telx to purchase the Equity Securities of Telx or any Equity Security Rights with

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respect to Telx from a former employee of Telx; provided however, that (x) such Equity Security or Equity Security Rights purchased by Telx shall constitute 100% of the Equity Securities and Equity Security Rights of Telx owned by such employee; (y) such employee's employment with Telx has terminated on or before the time of such purchase; and (z) the aggregate amount of such Distributions made pursuant to this clause (d) do not exceed $500,000 in any Fiscal Year and $1,000,000 in the aggregate.”

(e)	The following definitions are hereby added to Section 1.2 of the Amended and Restated Loan Agreement as follows:

““Increased Term Loan” means $10,000,000.”

““Increased Term Loan Note” means any promissory note executed and delivered by the Borrowers in favor of a Lender on October 9, 2009 upon request of such Lender, substantially in the form of Exhibit H-3 hereto, which note shall evidence the portion of the Increased Term Loan made by such Lender.”

2. Amendment.

(a)	Section 2.2.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Use of Proceeds. With respect to the Original Term Loan, the proceeds thereof shall be used (i) to make a direct or indirect Distribution to Telx on the Original Closing Date; (ii) pay fees and expenses in accordance with the Loan Documents; and (iii) to finance other lawful corporate purposes of the Borrowers. With respect to the Incremental Term Loan to be funded pursuant to Section 2.2.1(b), the proceeds thereof shall be used (i) to make an Upstream Payment to Telx (but not as a return of capital to the owners of the Equity Interests of Telx); (ii) to pay fees and expenses in accordance with the Loan Documents; and (iii) to finance other lawful corporate purposes of the Borrowers. With respect to the Increased Term Loan to be funded pursuant to Section 2.3, the proceeds thereof shall be used (i) to make an Upstream Payment to Telx (but not as a return of capital to the owners of the Equity Interests of Telx); (ii) to pay fees and expenses in accordance with the Loan Documents; and (iii) to finance other lawful corporate purposes of the Borrowers.”

(b)	Section 2.3(a) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“After the Closing Date, the Borrowers may, on a one-time basis and by written notice to the Agent, request an increase of the Term Loan in an aggregate total amount not to exceed $10,000,000 (“Increased Term Loan Commitment”) and the Agent shall inform the Lenders of such request.”

(c)	The Amended and Restated Loan Agreement is hereby amended by deleting the words “October 5, 2009” in the penultimate sentence of Section 2.3(b), and replacing such words with “the Increased Term Loan Effective Date”.

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(d)	Section 2.3(c) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“If the Term Loan is increased in accordance with this Section 2.3, the Agent shall promptly notify the Borrowers and the applicable Lenders of the final allocation of such increase and the Increased Term Loan Effective Date. As of the Increased Term Loan Effective Date, the amortization schedule for the Term Loan set forth in Section 5.3 shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the Increased Term Loan being made on such date. Such amendment may be signed by the Agent on behalf of the Lenders.”

(e)	The first paragraph of Section 5.3 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“The Term Loan, other than the Increased Term Loan, shall amortize and be due and payable in quarterly installments on the last day of March, June, September and December of each year commencing on September 30, 2009. The Increased Term Loan shall amortize and be due and payable in quarterly installments on the last day of March, June, September and December of each year commencing on December 31, 2009. The table below sets forth opposite each date the percentage of the principal balance of the Loans required to be repaid:”

(f)	The last paragraph of Section 5.3 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“provided that on the Maturity Date all outstanding principal on the Term Loan shall be due and payable in full. Any amounts repaid under the Term Loan may not be reborrowed.”

(g)	Section 5.5(b)(vi) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Application of Reductions and Prepayments. All prepayments of the Obligations under this Section 5.5(b): (A) shall be made without set-off, deduction or counterclaim; (B) shall be applied to payment of the remaining installments of the Loans pro rata (based upon the outstanding principal balance thereof); and (C) unless otherwise specified in this Section 5.5(b), shall be applied to remaining installments thereof (a) first, to repay any amounts outstanding under the Term Loan on a pro rata basis based on the amounts outstanding immediately prior to such repayment and (b) second, after the Term Loan has been paid in full, to the repayment (and permanent Revolving Commitment reduction) of the Revolving Loan. Any such repayment under clause (b) above shall cause a permanent reduction of the Revolving Commitment in an amount equal to such repayment, and each Borrower shall use such amounts to cash collateralize outstanding Letters of Credit and other Letter of Credit Obligations as described herein, to the extent no additional Revolving Loans remain outstanding.”

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(h)	Section 10.1.2(a) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“as soon as available, and in any event within 100 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated basis for Telx, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items other than such qualification due to the Loans being categorized as short-term debt) by KPMG or another firm of independent certified public accountants of recognized standing selected by the Borrowers and reasonably acceptable to the Agent and shall indicate, in the footnotes to the audited financial statements, (a) statements to the effect that (i) the Borrowers are separate legal entities from Telx and its other Affiliates, (ii) the assets held by the Borrowers are owned by the Borrowers and the presentation of such Borrowers’ assets and liabilities on a consolidated basis does not mean that the assets and credit of such Borrowers are available to satisfy the debts and other obligations of Telx, its other Affiliates or any other Person, and (iii) the Borrowers maintain their own Books and Records separate from Telx and its other Affiliates, and (b) the revenues, accounts receivable and bad debt expense generated by the Borrowers, reflected as a percentage of Telx;”

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(i)	Section 10.3.1 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maximum Funded Debt to Consolidated EBITDA Leverage Ratio. Cause the Funded Debt to Consolidated EBITDA Leverage Ratio for the period ended on each of the dates set forth below to be not greater than the ratio set forth opposite such date:

Fiscal Quarter End	Ratio
March 31, 2009	2.75 using the Normalized EBITDA for the months of October 2008, November 2008 and December 2008 and actual EBITDA for the months of January 2009, February 2009 and March 2009

June 30, 2009	2.50

September 30, 2009	2.25

December 31, 2009	2.25

March 31, 2010	2.15

June 30, 2010	2.00

September 30, 2010	1.75

December 31, 2010	1.75

March 31, 2011	1.50

June 30, 2011	1.50

September 30, 2011	1.50

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(j)	Section 10.3.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Minimum Fixed Charge Coverage Ratio. Cause the Fixed Charge Coverage Ratio for the period ended on each of the dates set forth below to be no less than the ratio set forth opposite such date:

Fiscal Quarter End	Ratio
March 31, 2009	1.15 using the Normalized EBITDA for the months of October 2008, November 2008 and December 2008 and actual EBITDA for the months of January 2009, February 2009 and March 2009

June 30, 2009	1.15

September 30, 2009	1.15

December 31, 2009	1.20

March 31, 2010	1.20

June 30, 2010	1.20

September 30, 2010	1.20

December 31, 2010	1.30

March 31, 2011	1.35

June 30, 2011	1.35

September 30, 2011	1.35

(k)	Section 13.3.1 of the Amended and Restated Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Permitted Assignments. A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (or such other lesser amount that constitutes the entire remaining balance owed to such Lender) and integral multiples of $100,000 in excess of that amount (other than assignments to Affiliates or Approved Funds of the assigning Lender); and (b) any such assignment (other than assignments to Affiliates or Approved Funds of the assigning Lender) will be subject to the consent of the Agent, and, unless an Event of Default has occurred and is continuing, the consent of the Borrowers, which consent shall not be unreasonably withheld, and the payment of a processing and recordation fee of $3,500 by the assigning Lender to the Agent. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to counterparties to swap agreements relating to any Loan or pledge any such rights to a trustee or other secured party with respect to its debt, including any Federal Reserve Bank. Any Lender assigning its

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rights and obligations under this Section 13.3.1 shall bear all costs incurred in connection with the assignment. Notwithstanding the foregoing and without the consent of the Borrowers, CIT may assign its interest in the rights and obligations of CIT under any Loan Documents in an amount up to $2,000,000.”

(l)	Exhibit H-3 attached hereto is hereby appended to the Amended and Restated Loan Agreement.

(m)	Exhibit K of the Amended and Restated Loan Agreement is hereby deleted and replaced by the Exhibit K attached to this Amendment.

(n)	Schedule 1.1 (b) of the Amended and Restated Loan Agreement is hereby deleted and replaced by the Schedule 1.1 (b) attached to this Amendment.

(o)	Schedule 1.1 (c) attached hereto, representing the outstanding principal amount of the Loans as of the date hereof, is hereby appended to the Amended and Restated Loan Agreement.

(p)	Schedule 9.1.28 of the Amended and Restated Loan Agreement is hereby deleted and replaced by the Schedule 9.1.28 attached to this Amendment.

3. Limitation of Amendment. Without limiting the generality of the provisions of Section 14.1 of the Amended and Restated Loan Agreement, the amendment set forth above shall be limited precisely as written, in the manner and to the extent described above and nothing in this Amendment shall be deemed to constitute a waiver or amendment of any other provision of the Amended and Restated Loan Agreement, any other Loan Document or any other instrument or agreement referred to therein, or constitute a consent to any other transaction, except as specifically provided herein. In the event of any inconsistency between the Loan Documents and this Amendment, this Amendment shall prevail.

4. Documents Otherwise Unchanged. Except as expressly set forth herein, the terms, provisions and conditions of the Amended and Restated Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

5. Conditions Precedent. This Amendment shall become effective as of the date above written upon the satisfaction of the following conditions precedent:

(a)	The Agent shall have received counterparts hereof executed by each Borrower and each Lender hereto;

(b)	The Agent shall have received, with respect to the Borrowers, (i) audited financial statements for the period ending December 31, 2008 and (ii) unaudited interim financial statements for the period ending June 30, 2009.

(c)	The Agent shall have received evidence in form and substance satisfactory to Agent that demonstrates that the Funded Debt to Consolidated EBITDA Leverage

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Ratio determined as of the Increased Term Loan Effective Date is not greater than 2.50 to 1.00 (with EBITDA calculated using the unaudited financial information for the six month period ended June 30, 2009 on an annualized basis).

(d)	Since December 31,2008, until the Increased Term Loan Effective Date, there shall have been (i) no change in the condition, financial or otherwise, operations, assets, income and/or prospects of the Borrowers and its Affiliates that has had a Material Adverse Effect, and (ii) no material adverse change in the capital markets or any governmental regulations or policies affecting such Borrower.

(e)	The Agent shall have received evidence in form and substance satisfactory to Agent that demonstrates a minimum consolidated EBITDA for the Borrowers of at least $20,000,000 on June 30, 2009 (with EBITDA calculated using the unaudited financial information for the six month period ended June 30, 2009 on an annualized basis).

(f)	Lenders satisfactory to the Borrowers and Arranger shall have agreed to fund the Increased Term Loan.

(g)	A Term Loan Note representing the Increased Term Loan shall have been executed by the Borrowers and delivered to each Lender funding the Increased Term Loan.

(h)	The Agent shall have received certificates, in form and substance reasonably satisfactory to it, from the Chief Financial Officer of each Borrower certifying that, after giving effect to the Increased Term Loan and transactions contemplated hereunder, (i) the Borrowers, on consolidated basis, are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 6 of this Amendment are true, complete and correct in all material respects; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(i)	The Borrowers shall have paid all fees, costs and expenses to be paid to the Agent and the Lenders on or prior to the Increased Term Loan Effective Date.

(j)	Each of the conditions set forth in Section 6.1(a) (the second and third sentence), (d), (e), (f), (h), (i), (j), (n) and (u) of the Amended and Restated Loan Agreement has been complied with as of the Increased Term Loan Effective Date, all in form and substance satisfactory to the Agent and the Lenders.

(k)	The condition set forth in Section 6.2(e) of the Amended and Restated Loan Agreement has been complied with as of the Increased Term Loan Effective Date, in form and substance satisfactory to the Agent and the Lenders.

(I)	Each of the conditions set forth in Section 6.3(a) through (e) of the Amended and Restated Loan Agreement has been complied with as of the Increased Term Loan

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Effective Date and with respect to the Increased Term Loan, all in form and substance satisfactory to the Agent and the Lenders.

6. Representations and Warranties. Each Obligor hereby represents and warrants that as of the Increased Term Loan Effective Date:

(a)	The Borrowers and each other Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing as a foreign entity in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)	The Borrowers and each other Obligor is duly authorized to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organizational Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien on any Property of any Obligor other than that created hereby.

(c)	This Amendment is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or law).

(d)	After giving effect to this Amendment, (i) each of the representations and warranties contained in the Amended and Restated Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the Increased Term Loan Effective Date, as if then made, other than representations and warranties which expressly speak as of a different date; and (ii) no Default or Event of Default has occurred and is continuing.

(e)	All schedules to the Amended and Restated Loan Agreement, as such schedules are amended or replaced hereby, are accurate as of the Increased Term Loan Effective Date.

(f)	Since April 1, 2009, no event has occurred or circumstance exists that has had or could be reasonably expected to have a Material Adverse Effect.

(g)	As of the Increased Term Loan Effective Date, none of the Obligors or any of their respective Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

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(h)	No event or circumstance has occurred or exists that constitutes a Default or Event of Default. As of the Increased Term Loan Effective Date, none of the Obligors is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract.

(i)	Except as described on Schedule 9.1.21, as of the Increased Term Loan Effective Date, none of the Obligors is party to or bound by any collective bargaining agreement or other agreement to provide management services to the Obligors. There are no (i) material grievances, disputes or controversies with any union or other organization of the employees of the Borrowers or any other Obligor, or (ii) to the knowledge of any Obligor, any asserted or threatened strikes, work stoppages or demands for collective bargaining which, in either case, could reasonably be expected to have a Material Adverse Effect.

(j)	As of the Increased Term Loan Effective Date, none of the Obligors has made any material adverse change in its historical accounts payable practices from those in effect on April 1, 2009.

(k)	Except as set forth on Schedule 9.1.27, as of the Increased Term Loan Effective Date, neither (a) the Borrowers, nor (b), to the knowledge of the Borrowers, any Affiliate of the Borrowers, or any of their respective Senior Officers or directors, (i) owns, directly or indirectly, any interest in (excepting passive holdings for investment purposes of not more than five percent (5%) of the securities of any publicly held and traded company), or is an officer, director, employee, or consultant of, any Person that is a competitor, lessor, lessee, customer, client or supplier of the Borrowers or any Affiliate of the Borrowers; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Borrowers or any Affiliate of the Borrowers; or (iii) has any cause of action or other claim whatsoever against any Borrower or any Affiliate of the Borrowers, or owes any amount to any Borrower or any Affiliate of the Borrowers, except for claims in the Ordinary Course of Business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

(I)	As of the Increased Term Loan Effective Date, Schedule 9.1.28 sets forth the 10 largest customers of the Borrowers (based on revenue) for the fiscal year ended 2008 and for the fiscal year to date, commencing on January 1, 2009 (“Material Customers”). Except as set forth on Schedule 9.1.28, as of the Increased Term Loan Effective Date: (i) all Material Customers continue to be customers of the Borrowers and no such Material Customer has materially reduced its business with the Borrowers from the levels achieved during Fiscal Year 2008, and the Borrowers have no knowledge that such reduction will occur; (ii) no Material Customer has terminated its relationship with either Borrower or, to the knowledge of the Borrowers, has threatened to do so; (iii) no Borrower is involved in any material claim, dispute or controversy with any Material Customer; and (iv) no Borrower is involved in any claim, dispute or controversy with any of its other customers that could reasonably be expected to have a Material Adverse Effect.

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(m)	As of the Increased Term Loan Effective Date, none of the Obligors has any interest in any Commercial Tort Claims.

(n)	The Borrowers have entered into an Interest Rate Hedging Agreement with Royal Bank of Canada as of August 18, 2009 in compliance with Section 10.1.7 of the Amended and Restated Loan Agreement. By reason of the Increased Term Loan Amount, and provided that at least 50% of the principal amount of the Term Loan that is not subject to an Interest Rate Hedging Agreement by February 15, 2010, the Borrowers shall enter into an additional Interest Rate Hedging Agreement (which may be a Secured Hedging Agreement), which such Interest Rate Hedging Agreement shall be maintained (or be renewed) for a minimum of the term of the Loans, on an ISDA standard form with one or more Lenders or Affiliates thereof or, with respect to Interest Rate Hedging Agreements with third parties, with counterparties reasonably acceptable to Agent to hedge the interest rate with respect to not less than 50% of the principal amount of the Term Loan, in form and substance reasonably satisfactory to Agent.

7. Reference to and Effect on the Loan Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended and Restated Loan Agreement to “this Loan Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Amended and Restated Loan Agreement as amended hereby, and each reference to the Amended and Restated Loan Agreement in any other document, instrument or agreement shall mean and be a reference to the Amended and Restated Loan Agreement as amended hereby.

(b) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Amended and Restated Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE AMENDED AND RESTATED LOAN AGREEMENT AND BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

9. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

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10. Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. This Amendment may be executed and delivered by facsimile or other electronic method of transmission acceptable to Agent, and they shall have the same force and effect as manually signed originals.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AGENT AND LENDERS:

CIT LENDING SERVICES CORPORATION

as Agent and a Lender

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

CIT MIDDLE MARKET FUNDING COMPANY, LLC,

as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AGENT AND LENDERS:

CIT LENDING SERVICES CORPORATION

as Agent and a Lender

By:
Name:
Title:

CIT MIDDLE MARKET FUNDING COMPANY, LLC,

as a Lender

By:	/s/ Gregory Robbin
Name:	Gregory Robbin
Title:	Authorized Signatory

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ROYAL BANK OF CANADA

as Syndication Agent and a Lender

By:	/s/ D. W. Scott Johnson
Name:	D. W. Scott Johnson
Title:	Authorized Signatory

SUNTRUST BANK

as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ROYAL BANK OF CANADA

as Syndication Agent and a Lender

By:
Name:
Title:

SUNTRUST BANK

as a Lender

By:	/s/ Nicholas Hahn
Name:	Nicholas Hahn
Title:	Director

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BORROWERS:

TELX – NEW YORK, LLC

as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK 111 8TH, LLC

as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK MANAGEMENT, LLC

as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK HOLDINGS, LLC

as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT